Exhibit 10.2

LEASE

THIS LEASE (“Lease”), dated the 31 day of August, 2004, is by and between GLENARM ASSOCIATES, INC., a Colorado corporation (“Landlord”) and GLENARM RESTAURANT LLC, a Colorado limited liability company (“Tenant”).

1. DEFINITIONS. Unless otherwise indicated, capitalized terms used in this Lease shall have the meanings set forth below:

(a) “Additional Rent” shall mean all charges payable by Tenant under this Lease other than Minimum Rent.

(b) “Building” shall mean the building in which the Demised Premises is located.

(c) “Operating Costs” shall mean all costs incurred to insure, maintain, repair and replace (except with respect to Paragraph 6(c)) all elements of the Premises. Operating Costs include, but are not limited to, costs and expenses for the following: maintenance and repair and replacement (as necessary) of all structural and mechanical components of the Building including, but not limited to, exterior and interior walls, the roof, foundation and all components of the parking lots, driveways and sidewalks surrounding the Building and located on the Premises (but not including costs incurred by Landlord in performing its obligations under Paragraphs 6(a) and 24); gardening and landscaping; utilities, water and storm sewer charges; maintenance of signs; fire alarm monitoring service; premiums for liability, property damage, fire and other types of insurance on the Premises and worker’s compensation insurance; all Real Property Taxes (as defined below); all personal property taxes levied on or attributable to Tenant’s personal property used in connection with the maintenance and operation of the Premises; fees for required licenses and permits; repairing, resurfacing by or at the direction of any governmental authority in connection with the use or occupancy of the Premises or the parking facilities included in the Premises; or painting, lighting, cleaning, refuse removal, security, if any, and other related charges. Operating Costs shall also include any parking charges, utilities surcharges, or other costs levied, assessed or imposed on the Premises pursuant to any covenants, conditions or restrictions to which the Premises are subject.

(d) “Effective Date” shall mean the later of the date set forth in the initial paragraph of this Lease or the date on which Tenant acquires the assets comprising the business located in the Premises from C.C.C.G., Inc., a Colorado corporation .

(e) “Guarantor” shall mean VCG Holding Corp., a Colorado corporation.

(f) “Hazardous Material” shall mean any hazardous, radioactive or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department Transportation Hazardous Material Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) a petroleum product, crude oil or any fraction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C Section 1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

(g) “Demised Premises” or “Premises” shall mean all improvements located on the property depicted on the Site Plan, attached as Exhibit A, including any parking, driveways, sidewalks, alleyways or other appurtenances thereto. Said Demised Premises shall include the roof, exterior walls and structural members thereof, together with utility lines, ducting, pipes, and the like to serve adjoining Premises other than those specifically herein Demised.

(h) “Lease Term” shall mean a period of 10 years and 0 months beginning on the Rent Commencement Date, plus any extended term granted by Landlord and timely and properly elected by Tenant pursuant to subparagraph 3(b) below.

(i) “Lease Year” shall mean a period of twelve consecutive months during the Lease Term which begins on the first day of the first calendar month after the Rent Commencement Date or any anniversary thereof.

(j) “Minimum Rent” shall mean the base rental for the Demised Premises set forth in subparagraph 4 below.

(k) “Permitted Use” shall mean the operation of a restaurant and adult cabaret, together with all uses associated with the operation of an adult entertainment business.

(l) “Property” shall mean that certain real property owned by Landlord upon which the Premises are located.

(m) “Real Property Taxes” shall mean (i) any fee, license fee, license tax, business license fee, levy, charge, real estate taxes, special or metro district assessment, penalty or tax imposed by any taxing authority against the Property and Premises, and (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency. In the event that it shall not be lawful for Tenant and Landlord to apportion such future taxes, if any, then in that event, the minimum rent payable to Landlord under this Lease shall be revised to net Landlord the same rental after imposition of any such future tax upon Landlord as would have been payable to Landlord prior to the impositions of any such tax. “Real Property Tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(m) “Rent” shall mean Minimum Rent and any Additional Rent.

(n) “Rent Commencement Date” shall mean that date that Tenant’s obligation to pay rent, which shall commence upon the date the Tenant acquires the personal property located within the Premises from C.C.C.G., Inc., a Colorado corporation.

(o) “Site Plan” shall mean the site plan for the Property attached hereto as Exhibit A.

2. LEASE OF DEMISED PREMISES. Landlord hereby leases the Demised Premises to Tenant, and Tenant hereby leases the Demised Premises from Landlord, subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by Tenant to be kept and performed.

3. LEASE TERM/OPTION TO RENEW.

(a) The Lease Term shall begin at twelve o’clock noon on the Rent Commencement Date and shall end at twelve o’clock noon on the last day of the Tenth Lease Year. Promptly after the Rent Commencement Date, Landlord and Tenant shall execute a certificate of commencement setting forth the Rent Commencement Date and the expiration date of the Lease Term.

(b) Upon the condition that Tenant is not in default beyond any applicable notice and cure periods at the time of the automatic exercise of any option contained in this subparagraph, Landlord hereby grants to Tenant three (3) separate options (each an “Option”) to renew the Lease Term each for an additional five (5) year period (each an “Extended Term”) upon the same terms and conditions as set forth in this Lease, except that the Rent payable during each Extended Term will be as described in Paragraph 4 below. Each Option shall be deemed automatically exercised by Tenant, unless Tenant provides written notice (“Termination Notice”) to Landlord notifying Landlord of the termination of said Option at least six (6) months prior to the end of either the Lease Term or any Extended Term of this Lease. In the event that Tenant fails to give the Termination Notice within the time period set forth in the prior sentence, the Option shall be exercised and the Lease shall be extended for the Extended Term. If any Option is not exercised, for any reason, or if the Tenant is in default beyond any applicable notice and cure periods, at the time which is six (6) months prior to either the Lease Term or an Extended Term of the Lease, the Lease shall terminate at the expiration of the Lease Term and any Extended Term thereof.

(c) Provided that Tenant is not in default under this Lease beyond all applicable cure periods, Tenant shall have the first right of opportunity to enter into a purchase agreement with Landlord for the Premises. In the event that Landlord determines that it desires to sell the Premises to an unaffiliated third party, it shall provide Tenant with all of the material business terms pursuant to which Landlord proposes to offer said proposed sale (“Term Notice”). Tenant shall have a period of thirty (30) days after receipt of the Term Notice to notify Landlord that it desires to purchase the Premises in accordance with the Term Notice (“Tenant’s Acceptance Notice”). In the event that Tenant timely provides Tenant’s Acceptance Notice, the closing of the sale pursuant to such terms will take place no later than ninety (90) days after Tenant provides said Tenant’s Acceptance Notice, provided, that Tenant’s obligation to close the transaction shall have no contingencies, other than Landlord’s performance of its closing obligations. If Tenant fails to timely provide the Tenant’s Acceptance Notice or if, after providing Tenant’s Acceptance Notice, Tenant fails to close the transaction within said ninety (90) day period then Landlord shall have the right to market the Premises subject to this Lease to an unaffiliated third party on the terms and conditions of the Term Notice, provided that the purchase price for the Premises contained in such purchase contract may not be less than ninety-five percent (95%) of the purchase price contained in the Term Notice. If Landlord is unable to close a contract for the sale of the Premises to an unaffiliated third party subject to the price limitations described above within six (6) months from the later of the last day for Tenant’s acceptance of the Term Notice, or the date of the closing of the transaction if Tenant delivers a Tenant’s Acceptance Notice and fails to close, as the case may be, Tenant’s first right of opportunity as provided herein shall be reinstated.

4. MINIMUM RENT. During the term hereof, Tenant agrees to pay the Landlord at the address as shown herein, or at such other place as the Landlord may from time to time designate in writing, “Minimum Rent” for the Demised Premises. Said rent shall be payable in advance on the first of each month, without deduction or set-off, without notice or demand, as follows:

Lease Years	Per Annum	Monthly
1-5	$480,000.00	$40,000.00
6-10	$540,000.00	$45,000.00
11-15 (Option Period 1)	$600,000.00	$50,000.00
16-20 (Option Period 2)	$660,000.00	$55,000.00
21-25 (Option Period 3)	$720,000.00	$60,000.00

In the event the Rent Commencement Date is other than the first day of a month, Tenant will pay Rent for said partial month on a pro-rata basis; provided, however, the end of the Term shall be on the last day of the one hundred twentieth (120th) month of the Term of this Lease.

5. SECURITY DEPOSIT. [This Paragraph has been deliberately omitted.]

6. OPERATING COSTS.

(a) Tenant shall maintain the Premises in their condition on the Rent Commencement Date at Tenant’s sole cost and expense. Landlord may inspect the Premises and, if Landlord reasonably determines that Tenant is not maintaining the Premises in their condition on the Rent Commencement Date, Landlord may provide Tenant with written notice of any such maintenance concern, and Tenant shall promptly make such repairs. If Tenant fails to complete such repairs within thirty (30) days of receipt of such notice, Landlord may undertake such repairs and Tenant shall be obligated to reimburse Landlord for its costs within ten (10) days of receipt of an invoice therefore. Landlord represents and warrants to Tenant that the exterior walls, foundation and roof of the Premises are in good working order on the Rent Commencement Date. Landlord will, at its cost, replace, restore, repair or maintain (as necessary) the roof until the first anniversary of the Commencement Date. Landlord will, at its cost, replace, restore, repair or maintain (as necessary) the exterior walls and foundation of the Premises until the fifth anniversary of the Commencement Date. Tenant shall be fully responsible for the replacement, restoration, repair and maintenance of the roof, exterior walls and foundation of the Premises thereafter. If Landlord fails to commence such repairs within thirty (30) days of receipt of any notice from Tenant, Tenant may undertake such repairs and Landlord shall be obligated to reimburse Tenant for its costs within ten (10) days of receipt of an invoice therefore; provided, however, that Tenant shall have no rights to offset or set off any such amounts against the Rent to be paid hereunder. If Landlord does not reimburse Tenant within ten (10) days from the date of notice, such charge shall bear interest at the rate of eighteen percent (18%) per annum until paid.

Notwithstanding anything to the contrary herein contained (except for the provisions of paragraph 32 below), if Tenant makes any changes, additions or alterations to the roof of the Premises which involves penetration of the roof (other than those for telecommunications installations so long as the installation contractor has Landlord’s prior written approval which will not be unreasonably conditioned, delayed or denied), Landlord’s obligations to replace, restore, repair or maintain the roof shall cease. If Tenant undertakes any structural repairs in the Premises which impact, affect, or alter the walls or foundation of the Premises, Landlord’s obligation to replace, restore, repair or maintain that portion of the exterior walls and foundation of the Premises shall cease as of the date of such action by Tenant. Any Operating Costs that pertain to a period prior to or after the Lease Term will be pro rated between Landlord and Tenant in the proportion of the amount of the Lease Term that falls within the period to which the Operating Costs pertain.

(b) Tenant shall pay all Operating Costs during the Lease Term.

7. TAXES.

(a) Tenant shall pay all Real Property Taxes on the land, buildings and other improvements constituting the Property and the Premises (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed in the Demised Premises by or for the benefit of Tenant) attributable to the Lease Term. Tenant shall pay such taxes ten (10) days prior to their due date and shall promptly provide Landlord with evidence of such payment.

(b) Tenant shall pay before delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant which become payable during the Lease Term. In the event any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Property, Tenant shall pay to Landlord its equitable share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes determined by Landlord to be applicable to Tenant’s property.

(c) Any Real Property Taxes or other taxes described in this Paragraph 7 that pertain to a period prior to or after the Lease Term will be pro rated between Landlord and Tenant in the proportion of the amount of the Lease Term that falls within the period to which the Real Property Taxes or other taxes pertain.

(d) Tenant may contest any Real Property Taxes or other taxes described in this Paragraph 7 by proceedings conducted in accordance with law. Landlord will cooperate fully with Tenant in any such contest. Tenant will hold Landlord harmless from any loss, liability, or expense arising out of any such contest. If Landlord so requires, Tenant shall escrow the disputed tax amount with Landlord as security for any liability that may be incurred as a result of such contest.

8. USE OF DEMISED PREMISES/MAINTENANCE OF LIQUOR LICENSES.

(a) Tenant shall use the Demised Premises only for the Permitted Use. Any other use shall be subject to the prior written consent of Landlord, which may be withheld in Landlord’s reasonable discretion.

(b) Tenant shall not cause or permit any Hazardous Material (as herein after defined) to be brought upon, transported through, stored, kept, used, discharged or disposed in or about the Property by Tenant, its agents, employees or contractors, except that any such Hazardous Material brought upon, transported, used, kept or stored in or about the Property which is necessary for Tenant to operate its business for the Permitted Use will be brought upon transported, used, kept and sorted in only such quantities as are necessary for the usual and customary operation of Tenant’s business and in a manner that complies with (i) all laws, rules, regulations, ordinances, codes or any other governmental restrictions or requirements of all federal, state and local government authorities having jurisdiction thereof regulating such Hazardous Material, (ii) any permits issued for any such Hazardous Material (copies of which must be delivered to Landlord before any Hazardous Material is brought in, on or about the Property), and (iii) all products and manufacturers’ instructions and recommendations, to the extent they are stricter than laws, rules, regulations, ordinances, codes or permits. If Tenant, its agents, employees or contractors, in any way breach the obligations stated in this subparagraph 8(b), or if the presence of Hazardous Materials on the Property caused or permitted by Tenant results in release or threatened release of such Hazardous Material, on from or under the Property in violation of law, or if the presence on, from or under the Property of Hazardous Materials otherwise arises out of the operation of Tenant’s business in violation of law, Tenant shall indemnify, defend, and hold harmless Landlord (and Landlord’s directors, shareholders, officers, employees, partners, agents, mortgagees or successors to Landlord’s interest in the Demised Premises) (collectively, herein “Indemnity”) from any and all claims, sums paid in settlement of claims, judgments, damages, clean-up costs, penalties, fines, fees or expenses (including without limitation attorney, consultant and expert fees and any fees incurred by Landlord to enforce the Indemnity) which arise during or after the Term as a result of Tenant’s breach of such obligations or such contamination of the Property violation of law as provided in this subparagraph 8(b). The Indemnity includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on, under or originating from the Property if it is determined that Tenant caused or permitted such Hazardous Material to be present in the soil or groundwater in violation of law. Without limiting the foregoing, if the presence of any Hazardous Material on the Property caused or permitted by Tenant results in any contamination, release or threatened release of Hazardous Material on, from or under the Property or other properties in violation of law, Tenant shall promptly take all actions at its sole cost and expense which are necessary to return the Property and any other affected property to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained (which approval shall not be unreasonably withheld) and so long as such actions do not have or would not potentially have any material adverse effect on Landlord, on the Property or on other property. The Indemnity contained in this subparagraph 8 (b) shall survive the expiration or earlier termination of this Lease and shall survive any transfer of Landlord’s interest in the Property.

(c) In conjunction with the operation of the Premises for its Permitted Use, Tenant has obtained a hotel and restaurant class liquor license and adult cabaret liquor license from the State of Colorado and the City and County of Denver (“Liquor Licenses”). Tenant shall be solely responsible for and Tenant shall pay any and all fees, assessments, charges, levies or other monetary obligations imposed in connection with the Liquor Licenses as required by applicable law. In the event Tenant receives any notice of violation, citation, written or oral warning, or any complaint, objection, or challenge to the Liquor Licenses, Tenant shall notify Landlord in writing of such information within three (3) days of receipt of such written or oral notice and, if such notice was written, Tenant shall include in said notice a copy of any notice, citation, correspondence or other written information provided to Tenant. Tenant shall utilize its best efforts to maintain the Liquor Licenses in good standing and in full compliance with the rules, regulations, ordinances and statutes of the City and County of Denver and the State of Colorado.

(d) The Demised Premises will be operated under the name “Diamond Cabaret”. In the event of a default whereby Tenant’s rights in this Lease are terminated, Tenant shall forever relinquish any and all rights it may have to the name “Diamond Cabaret” at the location of the Premises and Landlord shall be fully entitled to use such name at the Premises at its sole discretion without claim by Tenant.

9. COMPLIANCE WITH LAW. Tenant shall not use the Demised Premises or permit anything to be done in or about the Demised Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated including, without limitation, the Americans With Disabilities Act. Landlord represents to Tenant that Landlord has received no notice that the Premises do not comply with all such laws, statutes, ordinances and rules and regulations on the Rent Commencement Date. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Demised Premises, excluding those limited structural changes which are the responsibility of Landlord pursuant to subparagraph 6(a) above, which shall be the sole cost and expense of Landlord; however, Tenant will not be obligated to comply with any such laws, statutes, ordinances, rules, regulations and requirements if (a) Landlord had received notice that the Demised Premises did not comply on the Rent Commencement Date, or (b) unless required by competent governmental authorities. Tenant may at its expense contest its compliance obligations so long as Landlord is not subjected to any expense that Tenant does not pay or subject to criminal liability. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make or allow to be made any structural alterations, additions or improvements to or of the Demised Premises or any part thereof without first obtaining the written consent of Landlord. However, Landlord’s consent will not be required to make any non-structural alterations, additions or improvements to the Demised Premises that conform to applicable building codes. In the event Landlord consents to the making of any alterations, additions or improvements to the Demised Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense and shall be completed in a good and workmanlike manner, free of any liens. Any alterations, additions or improvements to or of the Demised Premises, including, but not limited to, wall covering, paneling and built in cabinet work, but excepting movable furniture, decorations, trade fixtures and any personal property, shall at once become a part of the realty and belong to Landlord and shall be surrendered with the Demised Premises. Upon the expiration or sooner termination of the Term, Tenant shall, upon written demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any alterations, additions or improvements made by Tenant which are designated by Landlord to be removed at the time of installation, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Demised Premises caused by such removal.

11. MAINTENANCE AND REPAIR.

(a) Subject to Landlord’s limited obligations under subparagraph 6(a), by taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises as being in good order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Demised Premises and every part thereof in good condition and repair, including without limitation, the maintenance, repair and replacement of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, and the heating and air conditioning (“HVAC”) system. Tenant shall obtain a service contract for repairs and maintenance of the HVAC system and shall provide to Landlord a copy of the service contract along with written details of any and all scheduled and other repairs and maintenance performed on the HVAC system within ten (10) days of the date of such performance. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Demised Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage subject to Paragraph 24 excepted. Except for damage subject to Paragraph 24, any damage caused by Tenant’s use of the Demised Premises shall be repaired at the sole cost and expense of Tenant.

(b) Except as specifically provided in subparagraph 6(a) above, Tenant shall repair and maintain the structural portions of the Building, including the exterior walls and roof. Landlord shall not be liable for Tenant’s failure to make such repairs or to perform any maintenance. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives any right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(c) If Tenant refuses or neglects to repair or maintain the Premises, as required herein, to the reasonable satisfaction of Landlord, Landlord shall provide Tenant with written notice of any such refusal or neglect and Tenant shall repair any item mentioned in said notice within thirty (30) days thereafter. If Tenant has not made such repairs within the 30-day period, Landlord may make such repairs without liability to the Tenant for any loss or damage it may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof and, upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs upon presentation of a bill thereof. In the event Tenant does not pay such bill within ten (10) days of its receipt, such failure shall be an event of default hereunder, Landlord shall be entitled to utilize all of its remedies herein and such amount shall bear interest at the rate of eighteen percent (18%) per annum from the date of the notice. Notwithstanding the foregoing, in the event that Tenant in good faith disputes Landlord’s claim that Tenant has failed to repair or maintain any aspect of the Premises, then if Landlord makes any repairs, Tenant shall not be obligated to pay for the repairs or any interest thereon until the dispute is finally determined; provided, that Tenant shall deposit the disputed amount with the Landlord until the dispute is resolved.

12. LIENS. Tenant shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant or shall facilitate the release or protest of any such lien within thirty (30) days after the lien is filed. Landlord shall have the right to post notices on the Demised Premises that the Demised Premises are not subject to liens of those providing labor and/or materials to the Demised Premises at the request of the Tenant pursuant to Colorado Statutes. Tenant shall provide Landlord with ten (10) days prior written notice prior to commencing any improvements at the Property, to allow Landlord adequate time to post said notices. If Tenant determines to protest any lien, or if such lien affects Landlord’s interest in the Premises, for any reason, Landlord may require Tenant to post a bond pursuant to the provisions of C.R.S. § 38-22-131.

13. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not (voluntarily, by operation of law or otherwise) assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Demised Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Demised Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed and will not be withheld if the assignee, subtenant or transferee is reputable, has equal or better credit than Tenant and any guarantor of this Lease at the time of the subject transaction, and has substantial experience in the operation of the Permitted Use. Any assignment or subletting without such consent (whether actual or deemed) shall be void, and shall, at the option of Landlord, constitute a default under the terms of this Lease. Acceptance of Rent by Landlord from anyone other than Tenant shall not be construed as a consent or waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Notwithstanding anything to the contrary in this Paragraph 13, Tenant may assign or sublet the Premises without the prior written consent of Landlord, to an entity which currently owns more than fifty percent (50%) of the voting stock of Tenant or which Tenant owns greater than fifty percent (50%) of all classes of stock (or all classes of partnership or membership interest).

(b) Tenant shall provide Landlord with a copy of any proposed sublease or assignment that contains the name and address of the proposed subtenant or assignee, the anticipated effective date of the proposed sublease or assignment, the duration of the term of any proposed sublease, and the amount of space any proposed subtenant will occupy. In addition, Tenant shall provide detailed information regarding the proposed subtenant’s or assignee’s financial condition and credit history, relevant business history and experience, together with any other pertinent information which Landlord reasonably requires. Landlord may require an opportunity to meet and interview the proposed subtenant or assignee as well. For purposes of Landlord’s consent to a proposed sublease or assignment, it shall be considered reasonable for

Landlord to consider (i) the relative financial strength, business reputation and operational/management experience of Tenant and the proposed subtenant or assignee, (ii) any history that the proposed subtenant or anyone has with the liquor licensing agencies of the City and County of Denver and the State of Colorado, and (iii) whether the use of the Demised Premises after such sublease or assignment would create any nuisance or violate any federal, state or local laws or involve Hazardous Materials.

(c) If Landlord consents to a proposed assignment or sublease, the form of such assignment or sublease shall be satisfactory to Landlord and shall (i) incorporate this Lease in its entirety and be subject to its terms, (ii) provide that Tenant shall remain liable under this Lease, (iii) provide that subtenant will comply with all terms and conditions of this Lease, (iv) provide for assumption by an assignee of all the terms, covenants and conditions which this Lease requires Tenant to perform, and (v) include a requirement that any subtenant attorn to the Landlord. Landlord’s consent will not be effective unless and until Tenant delivers to Landlord an original, duly executed assignment or sublease, as the case may be, in a form satisfactory to Landlord, as set forth herein. Tenant shall pay Landlord’s reasonable fees, not to exceed One Thousand Dollars ($1,000.00), incurred for review of such assignment or sublease and all other materials submitted by Tenant in connection with the request for Landlord’s consent, whether or not such assignment or sublease is approved.

Notwithstanding anything else in this article contained, as a condition to Landlord’s written approval of any sublease by Tenant, Landlord may require that it shall be entitled to the receipt of one hundred percent (100%) of any profit derived by Tenant as a result of such sublease. Such profit is defined as any amounts received by Tenant from its subtenant pursuant to the sublease in excess of the Rent required to be paid by Tenant hereunder. In the absence of any such agreement between Tenant and its subtenant, there will be deemed to be no profit. Tenant shall deliver all documents pertaining to any such subletting to Landlord upon Landlord’s demand. Such profit shall not include any lump-sum payment made to Tenant from its subtenant in consideration of the transfer of Tenant’s business, trade name, inventory, or goodwill: but any amount attributed to lease assignment on any document concerning the transaction (including the assignee’s tax return) by assignee shall be conclusively established as not attributable to Tenant’s business, trade name, inventory or goodwill, and therefore, shall be included in Tenant’s profits as described herein.

14. HOLD HARMLESS. Except as limited by Paragraph 15, Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from Tenant’s use of the Demised Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by Tenant in or about the Demised Premises, and shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorney’s fees and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of such claim. Tenant upon written notice from Landlord shall defend the same at Tenant’s expense. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to its property or injury to persons in, upon or about the Demised Premises, from any cause other then the negligence of Landlord, its agents, servants or employees. Tenant shall give prompt written notice to Landlord in case of casualty or accidents in the Demised Premises.

15. WAIVER OF SUBROGATION. Landlord and Tenant hereby waive any and all rights of recovery against each other, or against their respective officers, shareholders, employees, agents or representatives, for loss of or damage to property of the other. Landlord and Tenant shall give notice to their insurance carrier of this waiver of subrogation.

16. INSURANCE. Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”): (a) a “Broad” form of insurance policy, with an endorsement insuring against loss of Minimum Rent (including Extended Period of Recovery, if applicable) insuring the buildings and improvements of the Property (and leasehold improvements) for 100% of their replacement value; (b) public liability, bodily injury and damage comprehensive insurance coverage insuring against claims of any and all personal injury, death or damage occurring in or about the Demised Premises or the sidewalks adjacent thereto, with a combined single limit coverage of not less than $3,000,000 (subject only to a commercially reasonable deductible), on an “occurrence” form and including contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Paragraph 15 above; (c) worker’s compensation insurance insuring against and satisfying the worker’s compensation laws of the State of Colorado; and (d) “dram shop” or liquor liability insurance. Tenant’s Insurance shall be issued by an insurance company of recognized standing, authorized to do business in the State of Colorado and having a Best’s Insurance Guide rating of at least A:VII and satisfactory to Landlord. Tenant’s Insurance (other than any policy of worker’s compensation insurance) will name Landlord and Landlord’s lender(s) as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord and Landlord’s lender(s) as additional insureds) will be delivered to Landlord prior to the Rent Commencement Date. Tenant’s Insurance will provide that it may not be terminated or amended except after thirty (30) days prior written notice to Landlord. All public liability property damage, liability and casualty policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to coverage that Landlord may carry.

17. UTILITIES.

(a) Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Demised Premises, together with any taxes thereon.

(b) Landlord has advised Tenant that presently Xcel Energy, f/k/a Public Service Company of Colorado (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity for the Property.

(c) Landlord does not warrant or guarantee the continued availability of any or all of the utility services necessary or desirable for the use of the Demised Premises by Tenant. In no event shall the interruption, diminution or cessation of such services (unless caused by Landlord) be construed as an actual or constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of its Rent obligations under this Lease or on account thereof. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, interruption, disruption or defect in the supply or character of the utilities furnished to the Demised Premises (unless caused by Landlord), and no such change, failure, diminution, cessation, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease (unless caused by Landlord). In the event that any interruption, diminution or cessation of such services occurs solely as a result of the acts or omissions of Landlord (or Landlord’s agents, employees or contractors), then Tenant’s Rent shall be abated during the period of interruption, diminution or cessation.

18. PERSONAL PROPERTY. Any property of Tenant remaining in the Demised Premises at any time when Landlord recovers possession of the Demised Premises shall be deemed abandoned, and Landlord shall have no responsibility or liability whatsoever for any of the same. Notwithstanding the foregoing, Landlord may store any such property in any public or private warehouse, and Tenant shall pay to Landlord promptly upon demand all costs incurred in connection with such property, including the costs of moving and storage, court costs, and attorney fees. Landlord at its option may, without notice, sell any such personal property at any public or private sale, with or without legal process, for such prices as Landlord may obtain, and Landlord shall apply the proceeds of such sales first to the costs incurred in connection with such property, and then to any amounts due under this Lease from Tenant to Landlord, and the surplus, if any, to Tenant. Landlord waives any statutory lien on Tenant’s personal property in the Premises.

19. FAILURE TO SURRENDER POSSESSION.

(a) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises will be substantial, will exceed the amount of the monthly installments of the Rent payable hereunder, and will be impossible to measure accurately.

(b) Subject to subparagraph 3(b) herein, Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of this Lease, a sum equal to one hundred thirty percent (130%) of the aggregate of that portion of the monthly Rent that was payable under this Lease during the last month of the term hereof. The provisions of this subparagraph shall survive the expiration or sooner termination of this Lease.

(c) No provision of this Paragraph 19 or any other provision of this Lease shall be deemed to permit Tenant to retain possession of the Demised Premises after the expiration or sooner termination of the Lease Term, or to have extended or renewed the Lease Term beyond its expiration or termination. Acceptance of any payment of Rent during any holdover period by Landlord shall not be deemed acceptance of Tenant’s occupancy.

20. ENTRY BY LANDLORD. Upon no less than twenty-four (24) hours’ prior notice which may be given orally to Troy Lowrie or his designee identified in a written notice to Landlord, Landlord shall at any and all times have the right to enter the Demised Premises to inspect the same, to show the Demised Premises to prospective purchasers or (in the last six (6) months of the Lease Term or any Extended Term) tenants and to post notices of non-responsibility. Landlord shall also have the right to conduct such maintenance and repair of or to the Demised Premises (or the Building) as this Lease requires or allows Landlord to perform, without abatement of Rent, and for that purpose may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Demised Premises shall not be unreasonably blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall attempt to minimize interference with Tenant’s business. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, loss of occupancy or quiet enjoyment of the Demised Premises, and any other loss occasioned thereby, unless occasioned by the willful act or negligence of Landlord, its agents, employees or contractors. Landlord shall have the right to access without notice and to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Demised Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property. Any entry to the Demised Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises or any portion thereof.

21. TENANT’S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) the abandonment of the Premises;

(b) failure by Tenant to pay any Rent when required hereunder and such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord of such failure, provided, that Landlord shall only be obligated to provide Tenant with written notice of monetary default one (1) time in any period of twelve (12) consecutive months;

(c) failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, except the payment of Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant (provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion);

(d) the making by Tenant or Guarantor (while the Guaranty is in effect) of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant or Guarantor (while the Guaranty is in effect) of a petition to have Tenant or Guarantor (while the Guaranty is in effect) adjudged a bankrupt, or a petition or a reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or

(e) any of the Liquor Licenses for the Premises is revoked or is suspended for more than three (3) weeks by the State of Colorado or the City and County of Denver for any reason whatsoever.

Notwithstanding the cure period allowed by subparagraph (c) above, it shall be an immediate default under this Lease if Tenant fails to surrender the Demised Premises to Landlord upon the expiration or sooner termination of the Lease, or if any failure of Tenant to comply with any provision of this Lease results in the cancellation of any property insurance coverage or causes or results in a dangerous condition on the Demised Premises or the remainder of the Property, and such failure to comply is not cured as soon as reasonably possible after notice thereof by Landlord to Tenant. In no event shall financial inability be considered a reasonable ground for failure of Tenant to cure any breach of, or failure to comply with, the provisions of this Lease.

22. LANDLORD’S REMEDIES. In the event of any such default or breach by Tenant, Landlord may take any of the following actions at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach under the laws or judicial decisions of the State of Colorado.

(a) Landlord may terminate Tenant’s right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate, Tenant shall immediately surrender possession of the Demised Premises to Landlord, and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Demised Premises; the cost to restore the Premises to the condition required by this Lease at the end of the Lease Term; and reasonable attorney fees.

(b) Landlord may reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof of being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or releting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice. After recovering possession of the Demised Premises, Landlord use reasonable efforts to relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider reasonably appropriate to accomplish such releting, and Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses (including without limitation leasing commissions and attorney fees) which Landlord may incur in connection with such releting. Landlord may collect and receive the rents for such releting but Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such releting. Notwithstanding Landlord’s recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Minimum Rent and all Additional Rent which would be payable hereunder if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any releting of the Demised Premises.

(c) Landlord may maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Demised Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(d) In any event, Landlord shall be entitled to recover interest on any unpaid Rent or any amounts owing pursuant to this Lease not paid when due at the rate of eighteen percent (18%) per annum from the date due until paid in full.

23. DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Demised Premises whose name and address shall be furnished to Tenant in writing within ten (10) days after the execution of this Lease and within ten (10) days following any change in the holder of the first mortgage or deed of trust, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

24. RECONSTRUCTION.

(a) Subject to the provisions of subparagraphs (b) and (c) below, in the event the Demised Premises or any other portion of the Building is damaged by fire or other perils covered by extended coverage insurance, and such damage does not require structural demolition and reconstruction of all or part of the Building, Landlord agrees to forthwith repair such damage utilizing the proceeds of insurance and this Lease shall remain in full force and effect, except that Tenant shall be entitled to an equitable reduction of Minimum Rent from the date of damage until completion of such repairs, based on the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by Tenant in the Demised Premises.

(b) In the event that any casualty requires structural demolition and reconstruction of all or a material part of the Building (whether or not such reconstruction involves any portion of the Demised Premises), Tenant may, at its election, give notice to Landlord at any time within sixty (60) days after such damage, terminating this Lease as of the date of the casualty. In the event of giving such notice, this Lease and all interest of Tenant in the Demised Premises shall terminate on the date of the casualty, the Rent shall be paid up to the date of such casualty, and Landlord shall be entitled to all insurance maintained by Tenant on the Building (except for proceeds attributable to Tenant’s personal property in, on or about the Demised Premises). In the alternative, and so long as at least five (5) years remain in the Term or Tenant then exercises an Option pursuant to Paragraph 3(b), if any Tenant may, by written notice to Landlord within such 60-day period, elect to require Landlord to repair or restore such damage, in which case the Minimum Rent shall be proportionately reduced as provided in subparagraph (a) above and this Lease shall continue in full force and effect; PROVIDED,

HOWEVER, that Tenant shall have the right to alter the size and configuration of the Building in the course of such reconstruction, so long as the Building as reconstructed is an integrated architectural unit, the dimensions of the Demised Premises are substantially the same as prior to such casualty and Tenant is able to operate its business as intended at the time of Lease execution, subject to Landlord’s approval which will not be unreasonably conditioned, delayed or denied. If Tenant elects to require Landlord to construct the improvements, Tenant will make available to Landlord all insurance proceeds received by Tenant or due to Tenant, and, prior to any reconstruction, Tenant will deposit with Landlord or its contractor the amount by which the cost of reconstruction exceeds the amount of the insurance proceeds.

25. EMINENT DOMAIN/TERMINATION OF BUSINESS. If more than twenty percent (20%) of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice. If less than twenty percent (20%) of the Building is taken (or if more than 20% is taken but neither party elects to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced. If all of the Property other than the Building shall be so taken or appropriated, Landlord or Tenant shall within sixty (60) days of said taking have the right at its option to terminate this Lease upon written notice to Tenant. In the event of any taking appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant may apply separately to the condemning authority to obtain compensation for its relocation expenses.

In the event the City and County of Denver rezones the Premises in a fashion that precludes Tenant from operating any material part of the Premises for the Permitted Use or prohibits the use of the Premises for the Permitted Use (a so-called “amortization”), as determined by Tenant in its reasonable discretion, Tenant shall be entitled to terminate this Lease without further liability upon the provision of sixty (60) days advance written notice to Landlord. Tenant shall utilize its best efforts to contest any rezoning or prohibition and shall keep Landlord fully informed of the status of such rezoning actions by the City and County of Denver.

26. SIGNS. Tenant may affix and maintain only such signs, advertising placards, names, insignia, trademarks and descriptive material (collectively “Signs”) as shall have first received the written approval of competent governmental agencies as to type, size, color, location, copy nature and display qualities. Upon expiration or earlier termination of this Lease, Tenant’s Signs may, at Tenant’s election, remain on the Property. Tenant may use any Signs (and replacements or renovations to them) on the Property beginning on the Rent Commencement Date.

27. GUARANTY. During the first ten (10) Lease Years, the obligations of Tenant under this Lease shall be unconditionally guaranteed by Guarantor pursuant to the form of Guaranty Agreement attached hereto as Exhibit B.

28. ACCORD AND SATISFACTION. No payment by Tenant, nor receipt by Landlord, of a lesser amount than the Rent herein stipulated shall be deemed to be other than on an account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Rent, be deemed an accord and satisfaction, and Landlord shall accept such check for payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord. Tenant expressly waives any right it may have to claim that any payment due from Tenant to Landlord hereunder, which payment is less than the full amount due to the Landlord or claimed by Landlord, shall be deemed an accord and satisfaction. This waiver of Tenant’s right to claim an accord and satisfaction shall be without regard to whether or not a dispute exists with regard to the amount claimed by Landlord. No payment by Tenant, nor receipt by Landlord, of a lesser amount than the full amount due pursuant to this Lease shall be deemed to be other than on an account of Tenant toward the amount claimed by Landlord, nor shall any letter or statement accompanying any such payment be deemed an accord and satisfaction, and Tenant hereby waives its right to so claim.

29. GROSS SALES REPORTS. Within sixty (60) days after the end of each calendar year during the Lease Term and to the extent not prohibited by law, Tenant shall furnish to Landlord a copy of the state sales tax report showing sales made in, upon or from the Demised Premises during the preceding calendar year.

30. GENERAL PROVISIONS.

(a) Waiver. The waiver of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such Rent.

(b) Marginal Headings. The marginal headings and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

(c) Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(d) Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(e) Recordation. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord or Tenant.

(f) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Minimum Rent and scheduled Additional Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Demised Premises. Accordingly, if any installment of Rent due from Tenant shall not be received by Landlord or Landlord’s designee (a) within five (5) days after receipt of notice that such amount has not been paid when due (if notice is required pursuant to Section 21(b)) or (b) within ten (10) days of when due (if no notice is required), then Tenant shall pay to

Landlord a late charge equal to five percent (5%) of the installment or $500, whatever is greater, plus any attorney fees incurred by Landlord by reason of Tenant’s failure to pay Rent when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment of Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(g) Prior Agreements. This Lease contains all of the Agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto of their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(h) Partial Invalidity. Any provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair or invalidate any other provision hereof, and all such other provisions shall remain in full force and effect.

(i) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(j) Choice of Law. This Lease shall be governed by the laws of the State of Colorado.

(k) Attorney Fees. In the event any action or proceeding is brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, such amount as the court may adjudge reasonable as attorney fees.

(l) Sale of Demised Premises by Landlord. In the event of any sale of the Demised Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

(m) Subordination, Attornment. So long as it is provided a subordination, nondisturbance and attornment agreement in form and substance reasonably acceptable to it, upon request of Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Demised Premises, and to all advances made or hereafter to be made upon the security thereof. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Demised Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale, and recognize such purchaser as the Landlord under this Lease so long as it is provided a subordination, nondisturbance and attornment agreement in form and substance reasonably acceptable to it. The provisions of this subparagraph to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full Lease Term hereof.

(n) Notices. Except as set forth below, all notices to be given hereunder by either of the parties shall be in writing. Any notice may be served by Landlord upon Tenant personally by delivering the same to Tenant directly. Any notice shall be deemed duly served by either party if addressed as set forth below and (i) deposited with the United States Postal Service as certified mail, return receipt requested, with proper postage prepaid, or (ii) deposited with FedEx or other reliable overnight courier for expedited delivery. Either party may change the address to which the notices may be sent by delivering a copy thereof to the other party in the manner aforesaid and sent contemporaneously by telecopy. If service is made by personal delivery or Federal Express, such service shall be deemed completed upon actual receipt of such material. If service shall be made by certified mail, such service shall be deemed completed as of the third day following the mailing of such notice in the manner aforesaid.

To Landlord:	Glenarm Associates, Inc.
c/o Gerald Kernis
6551 E. Ida Avenue
Englewood, Colorado 80111
Tele: (303) 378-4250
Fax:

and	c/o E. Richard Miller
Magna Development
4725 S. Monaco Street
Denver, Colorado 80237
Tele: (303) 782-5505
Fax:

and	Charles Goldberg, Esq.
Rothgerber Johnson & Lyons LLP
1200 17th Street, Suite 3000
Denver, Colorado 80202
Tele: (303) 623-9000
Fax: (303) 623-9222

and	Walter Slatkin, Esq.
Wolf & Slatkin PC
44 Cook Street, Suite 1000
Denver, Colorado 80206
Tele: (303) 355-2999
Fax: (303) 329-6826

and	Shawn Cooper
The Iris Group, Inc.
360 South Monroe, Suite 290
Denver, Colorado 80209
Tele: (303) 399-2855
Fax: (303) 399-2865

To Tenant:	Glenarm Restaurant LLC
Attn: Mr. Troy Lowrie
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228

and	International Entertainment Consultants, Inc.
Attn: Mr. Michael Ocello
1401 Mississippi Avenue, Bay #10
Sauget, Illinois 62201

and	VCG Holding Corp.
Attn: Mr. Donald W. Prosser
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228

and	Mark A. Senn, Esq.
Senn Visciano Kirschenbaum Merrick, P.C.
1801 California Street, Suite 4300
Denver, Colorado 80202

(o) Estoppel Statement. Landlord and Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver a statement in writing containing such statements as Landlord or Tenant or any prospective purchaser or mortgagee of the Property or Tenant’s business at the Property may require, including (a) certification that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (b) acknowledgment that there are not, to the certifier’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, (c) confirmation of the Rent Commencement Date and the expiration date of the Lease Term, (d) confirmation that no rents have been paid more than one (1) month in advance, and (e) confirmation that Tenant has no right to purchase the Premises other than as contained herein. If Landlord or Tenant fails to execute an estoppel statement within such ten (10) day period, Landlord or Tenant (as the case may be) is hereby authorized to execute an estoppel statement as Landlord’s or Tenant’s attorney in fact. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any portion of the Property or Tenant’s business at the Property.

(p) Authority. If Tenant is a corporation, partnership, trust or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws, partnership agreement or operating agreement (as the case may be) of Tenant, and that this Lease is binding upon Tenant.

(q) No Partnership. It is expressly understood that the Landlord and Tenant are not partners or co-venturers and that the Landlord has no right, title or interest in and to the business of the Tenant, and that the Tenant has no right to represent or bind the Landlord or Tenant (as the case may be) in any respect whatsoever, and that nothing contained herein shall be deemed, held or construed as making the Landlord or Tenant a partner or associate of Landlord or Tenant, or as rendering the Landlord or Tenant liable for any debts, liabilities or obligations incurred by the Tenant; it is being expressly understood that the relationship between the parties hereto is, and shall at all times remain that of Landlord and Tenant.

31. PARKING SPACES. As additional consideration to the Landlord for execution of this Lease, Tenant agrees that Landlord, or its designee, shall have the right to utilize up to ten (10) parking spaces located in the parking lot to the north of the Building from the hours of 8:00 a.m. to 6:00 p.m. for the use of occupants of that building owned by Landlord and located at 437-449 West Colfax Avenue, Denver, Colorado for so long as Landlord (or any of its present shareholders or entities controlled or owned by them) owns the building. Such spaces shall be no cost to Landlord; however, Landlord agrees that Tenant may designate the spaces to be used and may relocate those spaces within the parking lot upon provision of reasonable advance written notice to Landlord. Any utilization of parking spaces by Landlord shall be subject to parking space requirements imposed upon the operation of the Premises by the City and County of Denver.

32. USE OF ROOF. Landlord has currently leased a portion of the space on the roof for location of a cell phone tower to a cellular provider. Any and all rental received from the use of cellular devices on the roof pursuant to the current lease and any extension of it shall belong to Landlord. Tenant may utilize a portion of the roof, upon Landlord’s advance written consent, not to be unreasonably withheld, at no extra charge for those uses which are reasonably affiliated with the Permitted Use. Each party shall be responsible for any damage to the roof caused as a result of its use or use by its tenants.

33. BROKERS. Tenant warrants that except for the principals of Landlord (who may be licensed real estate brokers acting on their own behalf), it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as dated:

LANDLORD: GLENARM ASSOCIATES, INC., a Colorado corporation

By:	/s/ Gerald Kernis
	Name:	Gerald Kernis
	Title:	President
	Date:	August 31, 2004

TENANT:

GLENARM RESTAURANT LLC,
a Colorado limited liability company

By:	/s/ Troy H. Lowrie
	Name:	Troy H. Lowrie
	Title:	CEO of Managing Member
	Date:	August 31, 2004

EXHIBIT “A”

LOCATION OF DEMISED PREMISES

1222 Glenarm Place, Denver, Colorado

EXHIBIT “B”

GUARANTY OF LEASE

In order to induce Glenarm Associates, Inc., a Colorado corporation (“Landlord”) to enter into that certain Lease dated August     , 2004 (the “Lease”) with Glenarm Restaurant LLC, a Colorado limited liability company (“Tenant”), VRG Holding Corp., a Colorado corporation (“Guarantor”) hereby makes the following agreements with and in favor of Landlord:

1. Guarantor hereby guarantees, unconditionally and absolutely, the full and faithful performance and observance of all the covenants, terms, and conditions of the Lease to be performed and observed by Tenant, expressly including, without being limited to, the payment, when due, of Minimum Rent and Additional Rent payable under the Lease.

2. If the Lease shall be modified in any respect by agreement between Landlord and Tenant, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all the covenants, terms and conditions of the Lease and of any such modification thereof.

3. This Guaranty shall be effective for all obligations of Tenant incurred during the first ten (10) years of the Lease. This Guaranty shall not apply to any obligations of Tenant incurred during any renewals or extensions of the Lease.

4. Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection, and shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease. Guarantor waives any right to require that any action be brought against Tenant.

5. Guarantor does not require any notice of Tenant’s nonpayment, nonperformance, or non-observance of the covenants, terms and conditions of the Lease. Guarantor hereby expressly waives the right to receive such notice.

6. Guarantor expressly agrees (without in any way limiting his liability under any other provision of this Guaranty) that Guarantor shall, at the request of Landlord, enter into a new lease with Landlord on the same terms and conditions as contained in the Lease immediately prior to its termination, for a term commencing on the termination date of the Lease and ending on the expiration date of the Lease, if the Lease shall be terminated due to a default by Tenant thereunder.

7. The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

8. Until all of Tenant’s obligations under the Lease are fully performed, Guarantor (a) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and (b) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under this Lease.

9. Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, released or limited in any way by any impairment, modification, release or limitation of the liability of Tenant or its estate in bankruptcy, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or from the decision of any court interpreting the same.

10. Guarantor waives any right to require that resort be had to any security or to any other credit in favor of Tenant.

11. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

12. Guarantor irrevocably appoints Tenant as his agent for service of process related to this Guaranty.

13. Guarantor shall pay all of Landlord’s expenses, including but not limited to, attorney’s fees, incurred in enforcing this Guaranty.

14. The Lease and this Guaranty shall be governed by, interpreted under the laws of, and enforced in the courts of the State of Colorado.

15. This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors, assigns and legal representatives of Guarantor, and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the Lease may be subject and subordinate from time to time.

16. Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord’s application thereof.

Guarantor:	VCG HOLDING CORP.,
a Colorado corporation
Address of Guarantor:	390 Union Street, Suite 540
Lakewood, Colorado 80228

VCG HOLDING CORP., a Colorado corporation

By:	/s/ Troy Lowrie
Troy Lowrie
Chairman and Chief Executive Officer